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                                                               Exhibit 2

                                 REVOCABLE PROXY


     KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned, being the owner of 240,869 shares of Common Stock of Staff Builders, Inc., a Delaware corporation (the "Company"), do hereby constitute and appoint each of Stephen Savitsky and David Savitsky, severally and not jointly, with full power of substitution, my lawful attorney and proxy, for and in my name, place and stead, to attend meetings of the stockholders of the Company or any continuation or adjournment thereof, with full power to vote all of my shares of the Company's Common Stock in the same manner, to the same extent and with the same effect that I might were I personally present thereat (including the right to sign my name to any consent, certificate or other document relating to the voting of the above-mentioned shares of Common Stock of the Company which the laws of the State of Delaware may require or permit).

     This Proxy may be revoked at any time by notice to the Company (provided that if a meeting of stockholders has been called, such notice shall be given not less than five days prior to such meeting) in which notice I shall in good faith claim and assert that the Company is not duly and promptly performing all of its obligations to me under or in respect of the Amendment to the Employment Agreement of even date herewith, specifying such default in such reasonably sufficient detail to enable the Company to cure them (if curable). The Proxy shall be automatically reinstated immediately upon the cure by the Company of the default in its obligations specified in the notice.

     I do hereby revoke any and all other proxies with respect to said shares which I may heretofore have made or granted to any other person or persons whatsoever.

     This Proxy shall continue in effect for ten (10) years from the date shown below.

     IN WITNESS WHEREOF, I have hereunto signed this Proxy this 1st day of November, 1991.

                                           /s/ Ephraim Koschitzki
                                           ----------------------
                                               EPHRAIM KOSCHITZKI